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                                                                  Exhibit 23(d)

                              CONSENT OF COUNSEL

  We hereby consent to the reference to our firm under the heading "Legal Opinions" in the Joint Proxy Statement-Prospectus forming a part of this Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          /s/ Dewey Ballantine
                                          Dewey Ballantine

March 13, 1997